PURCHASE AGREEMENT

THIS AGREEMENT dated as of September 17, 2010

BETWEEN:

Mitchell Vestco Inc.

(hereinafter called the “Vendor”)

 And

Abby Inc., a Colorado Corporation,

60 Auburn Bay Ave SE Calgary, AB T3M 0K7

(hereinafter called the “Purchaser”)

WHEREAS:

A               . The Vendor is the sole recorded and beneficial owner of the mineral claims described in Schedule “A” hereto (the “Property”);

B.                The Vendor wishes to sell an undivided 100% interest in and to the Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                                            -1-

VENDOR’S REPRESENTATIONS AND WARRANTIES

1.   The Vendor represents and warrants to the Purchaser that:

(a) Vendor  is the sole and beneficial owner of an undivided

                 l00% interest in and to the Property;

(b)

The concession comprising the Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule “A” and are valid and subsisting gas claims as at the date of this Agreement;

(c)

The Property is in good standing under all applicable laws and regulations, all assessment work required to be performed and filed has been performed and filed, all taxes and other payments have been paid and all filings have been made;

       (d)

The Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor’s knowledge, any of her predecessors in interest or title, have done anything whereby the Property may be encumbered; and

(e)

He has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production there from or any right to acquire any such interest.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

2.                The Purchaser represents and warrants to the Vendor that:

(a)

it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

 (b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the contesting documents of the Purchaser or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Property may be subject; and

(c)

no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

                                                        -2-

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

3.                The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor’s favor without prejudice to any of its rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor’s representations in the Purchaser’s favor.

PURCHASE AND SALE

4.                The Vendor hereby sells and assigns and the Purchaser hereby purchases an undivided 100% interest in and to the Property for the sum of $15,000.00 USD, payable with 3,000,000 common restricted shares of Abby Inc. and a cash payment of $7,000.00; and the completion of Phase Two of the proposed exploration program or an additional cash payment of $28,182 in lieu of exploration expenditures.

.TRANSFER OF TITLE

5.                The Vendor hereby agrees to transfer title to the property at such time the Purchaser has completed exploration work through Phase Two, of the proposed exploration program set forth by the Vendor or the Vendor receives the sum of $28,182 in lieu of exploration expenditures.

 FURTHER ASSURANCES

6.                Concurrently with the execution of this Agreement the Vendor shall execute or cause to be executed a Bill of Sale or such other documents as the Purchaser may reasonably be required to transfer a 100% interest in and to the Property to the Purchaser upon completion of Phase Two of the proposed exploration program,  at such time the Purchaser shall be at liberty to record forthwith. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

NOTICE

7.                Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

                                                                 -3-

PAYMENT

8.                All references to monies hereunder will be in United States funds. All payments to be made to any party hereunder may be made by check mailed or delivered to such party to its address for notice purposes as provided herein.

ENTIRE AGREEMENT

9.                This Agreement constitutes the entire agreement between the parties and replaces and supersedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

GENDER

10.                Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

ENUREMENT

11.               This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

COUNTERPART EXECUTION

12.                  This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

        IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

_/s/ Brian Wilkinson

Brian Wilkinson

Abby, Inc.

by its authorized signatory:

/s/Don Thompson

Don Thompson, President

SCHEDULE “A”

THE PROPERTY

The Property consists of 640 acres located in the province of Alberta, Canada